UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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☑	Soliciting Material Pursuant to § 240.14a-12.
INTERWOVEN, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Interwoven, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Interwoven, Inc.
Commission File No.: 000-27389
On January 26, 2009, Interwoven, Inc. provided its employees with the following series of frequently asked questions and answers (FAQ) relating to the proposed acquisition of Interwoven, Inc. by Autonomy Corporation plc. This FAQ is posted on Interwoven’s intranet.
AUTONOMY / INTERWOVEN EMPLOYEE FAQ DOCUMENT
When can I expect more information about the integration plans?
•	Both companies will keep everyone updated as information becomes available.

•	Note that while both companies are waiting for Hart-Scott Rodino antitrust clearance, there will be limited discussions between Interwoven and Autonomy as both companies are required to operate independently.

•	Interwoven has a dedicated section on Netspeed that is focused on providing employees more information on the acquisition.

•	You can also reference the section of Interwoven.com dedicated to Autonomy information to see what we’re sharing with customers, partners and prospects.
Will Autonomy be retaining all Interwoven employees?
Specifics regarding positions will be determined during the integration planning process, which will take place over the next couple months. As is usual with these kinds of acquisitions, there will be some employees impacted in both companies. Autonomy has about 1,400 employees, while Interwoven has about 1,000.
Until the new plan is in place, it’s business as usual and it’s more important than ever that you stay focused and perform at the highest level. We expect the transaction to close by Q2, and we will continue to operate as independent companies until that time.
After the transaction has closed, will Interwoven be run as a separate company?
There are some common functions in the general and administrative, legal and support groups that are normally integrated at the start. It’s also critical that we get the IDOL technology integrated as quickly as possible once the transaction has closed. That said, Autonomy has Autonomy ZANTAZ, Autonomy E-talk, Autonomy Virage and Autonomy Cardiff as Autonomy companies. It’s highly likely that there will be Autonomy Interwoven also.
Are you planning any significant relocations or closures of Interwoven premises?
Currently there are no plans to close any Interwoven offices. There are some offices that are located in the same cities as Autonomy locations, and those will be reviewed as necessary. There may be opportunities for those that live closer to certain Autonomy office locations to work there instead of their current Interwoven location.
What is the Autonomy culture like?
•	Autonomy has a very strong performance-based culture. Employees are compensated based on their individual contributions.

•	Autonomy is apolitical and has an open-minded culture.

•	The company is very innovative. Training and development around innovation is a key part of the Autonomy culture.

•	Autonomy looks to create opportunities for employees who have joined the company via an acquisition. Every individual has an opportunity to stand out and make a difference across all functions and geographies.
Will I still receive my Q4 and/or 2008 bonus?
•	Yes. Eligible employees will receive their quarterly and annual bonuses according to the recently established timetable.

•	U.S. Bonuses will be paid on the February 13th payroll schedule.

•	India, APAC and EMEA will be paid on the standard February pay period.

•	There will be no changes to the current bonus structure until post-close.
I’m an Interwoven employee with stock options and/or restricted stock units (RSUs). What happens to those stock options and/or RSUs?

•	Closer to the close, you will receive detailed information from Interwoven Stock Administration about your stock options and/or RSUs.

•	Stock options with exercise prices at or below $40.00 per share:
o	will be assumed by Autonomy and become options to purchase Autonomy ordinary shares on the same terms and conditions as are in effect immediately prior to the completion of the acquisition, except that the exercise price and number of shares subject to each such stock option will be adjusted to reflect the trading price of Autonomy ordinary shares at such time relative to the cash price payable in the acquisition.
•	Stock options with exercise prices above $40.00 per share:
o	will not be assumed by Autonomy and will be canceled upon the completion of the acquisition with no cash or other consideration payable, whether or not then vested or exercisable.
•	Autonomy will assume all outstanding restricted stock units on the same terms and conditions as are in effect immediately prior to the completion of the acquisition, except that the number of shares issuable upon settlement of the restricted stock units will be adjusted to reflect the trading price of Autonomy shares at such time relative to the cash price payable in the acquisition.

•	Autonomy’s ordinary shares trade on the London Stock Exchange.
I’m currently enrolled in Interwoven’s Employee Stock Purchase Plan (ESPP). What happens now?
•	There will be no changes to the Employee Stock Purchase Plan until the transaction closes.

•	In summary, rights which are outstanding on the earlier of April 30, 2009 or the day immediately prior to the closing will be exercised and converted into shares of Interwoven common stock that will be cashed out at the closing of the acquisition.
Does Autonomy provide employees with stock? Do they have an ESPP program?
•	You will receive detailed information from Human Resources about Autonomy’s equity incentive plans.

•	Autonomy does issue merit-based options to purchase shares of Autonomy stock.
Cautionary Statement Regarding Forward-Looking Statements
This FAQ includes forward-looking statements, based on current expectations, that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the FAQ. Such factors include, but are not limited to, the risk that the transaction is not consummated or is not consummated within the expected timeframe. For information regarding other related risks, see discussion of risks and other factors in Interwoven’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
Additional Information About the Proposed Transaction and Where You Can Find It
In connection with the proposed transaction, Interwoven intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF INTERWOVEN ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY INTERWOVEN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and the other relevant materials, when available, and any other documents filed by Interwoven with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Interwoven may obtain free copies of the documents filed with the SEC by contacting Interwoven Investor Relations at (408) 953-7284 or Interwoven, Inc., 160 E. Tasman Drive, San Jose, California 95134. You may also read and copy any reports, statements and other information filed by Interwoven with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Interwoven and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Interwoven stockholders in favor of the proposed transaction. Certain executive officers and directors of Interwoven have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options and restricted stock units, benefits conferred under severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.